Exhibit 1

ALLETE, INC.
2,800,000 Shares of Common Stock (Without Par Value)
Underwriting Agreement
February 26, 2014

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

Ladies and Gentlemen:

ALLETE, Inc., a Minnesota corporation (the “Company”), and J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of the Forward Purchaser (as defined below) (in such agency capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with you and each of the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to (a) subject to Section 8 hereof, the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,800,000 shares of common stock, without par value, of the Company (such common stock, the “Common Stock,” and such shares of Common Stock, the “Borrowed Underwritten Shares”) and (b) the grant by the Forward Seller or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any portion of an additional 420,000 shares of Common Stock (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Seller pursuant to Section 2 hereof upon exercise of the option described in Section 2 hereof are herein referred to as the “Borrowed Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option are herein referred to as the “Company Option Shares.” The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 9(a) hereof) are herein referred to collectively as the “Underwritten Shares.” The Company Top-Up Underwritten Shares, the Company Option Shares and the Company Top-Up Option Shares (as defined in Section 9(a) hereof) are herein referred to collectively as the “Company Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.”

As used herein, “Forward Sale Agreement” means the letter agreement, dated the date hereof, between the Company and JPMorgan Chase Bank, National Association, London Branch (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 2(b)(i) hereof.

The Company and the Forward Seller hereby confirm their respective agreements with the several Underwriters as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-190335), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus relating to the Shares included in such registration statement (and any amendments thereto) before effectiveness, any prospectus relating to the Shares filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus relating to the Shares included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated February 25, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:30 P.M., New York City time, on February 26, 2014.

2.Purchase of the Shares by the Underwriters.

(a)On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $48.00875.

(b)On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Underwriters shall have the option to purchase pursuant to clause (i) or clause (ii) below, as applicable, solely for the purpose of covering overallotments made in connection with the offering of the Underwritten Shares, severally and not jointly, the Option Shares, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares (the “Option Purchase Price”).

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. Following delivery of an exercise notice:

(i)The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Schedule 2 between the Company and the Forward Purchaser (the “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, the Forward Seller (or, in the case of any Company Top-Up Option Shares, the Company) hereby agrees to sell to the several Underwriters such number of Option Shares at the Option Purchase Price.

(ii)If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (i) above, then on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Option Purchase Price.

On each Additional Closing Date (as defined in Section 2(g) hereof), if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Additional Closing Date as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(c)If (i) any of the representations and warranties of the Company contained in Section 3 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date as if made as of the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date, (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 11 hereof on or prior to the Closing Date, or (v) the Company has not delivered to the Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 2002 ISDA Master Agreement, as published by the International Swaps and Derivatives Association, Inc. (the “2002 ISDA Master Agreement”), as they relate to the Forward Sale Agreement on or prior to the Closing Date (clauses (i) through (v), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Underwritten Shares. In addition, in the event that (A) the Forward Seller or an affiliate thereof is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares, or (B), in the Forward Purchaser’s commercially reasonable judgment, either it is impracticable to do so or the Forward Seller or its affiliate would incur a stock loan cost, excluding the federal funds rate component payable by the relevant stock lender to the Forward Seller or such affiliate (the “Stock Loan
Fee”) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow at or below such cost.

(d)If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 2(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 3 hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the relevant Additional Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Additional Closing Date, (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the relevant Additional Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 11 hereof on or prior to the relevant Additional Closing Date, or (v) the Company has not delivered to the Forward Purchaser an opinion of counsel with respect to matters set forth in Section 3(a) of the 2002 ISDA Master Agreement, as they relate to the Additional Forward Sale Agreement on or prior to the relevant Additional Closing Date (clauses (i) through (v), together, the “Additional Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the Borrowed Option Shares. In addition, in the event that (A) the Forward Seller or an affiliate thereof is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares, or (B), in the Forward Purchaser’s commercially reasonable judgment, either it is impracticable to do so or the Forward Seller or its affiliate would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Additional Closing Date the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow at or below such cost.

(e)If (i) the Forward Seller elects, pursuant to Section 2(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Underwritten Shares, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(i) hereof and the Forward Seller elects, pursuant to Section 2(d) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the total number of Borrowed Option Shares for such Additional Closing Date, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or such Additional Closing Date, as the case may be.

(f)The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter (a “Participating Affiliate”).

(g)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Company Shares) in connection with a closing at the offices of Morgan, Lewis & Bockius LLP at 10:00 A.M., New York City time, on March 4, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Forward Seller and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares by the Forward Seller (in the case of any Borrowed Shares) or the Company (in the case of any Company Shares) to be purchased on such date, with any transfer taxes payable in connection with the sale of any Company Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Any certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or any Additional Closing Date, as the case may be.

(h)The Company acknowledges and agrees that the Underwriters, the Forward Purchaser and the Forward Seller are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters, the Forward Purchaser and the Forward Seller is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Underwriters, the Forward Purchaser and the Forward Seller shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Purchaser or the Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, and shall not be on behalf of the Company.

3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, the Forward Purchaser and the Forward Seller that:

(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, the Forward Purchaser or the Forward Seller through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 8(b) hereof.

(b)Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 8(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, the Forward Purchaser and the Forward Seller. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 8(b) hereof.

(d)Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in Section 8(b) hereof.

(e)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration
Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except as disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or from other records of the Company or from third parties that the Company believes are reliable and presents fairly in all material respects the information shown thereby.

(g)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock under any existing stock incentive plan and employee stock purchase plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than a quarterly dividend declared on January 30, 2014, which is payable on March 1, 2014 to holders of record at the close of business on February 14, 2014), or any development that has had, or would reasonably be expected to have, a Material Adverse Effect (as defined below); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clause (i), (ii) and (iii) above as is otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company has no “significant subsidiaries,” as that term is defined in Rule 1-02(w) of Regulation S-X.

(i)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken; provided that this Section 3(k) is subject to the Company’s compliance with Section 5(n).

(l)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)The Shares. The Company Shares, if any, to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Company Shares is not subject to any preemptive or similar rights. A number of shares of Common Stock equal to two times the aggregate Base Amount (as such term is defined in the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable), have been duly authorized and reserved for issuance under the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights; provided that this sentence in this Section 3(m) is subject to the Company’s compliance with Section 5(n).

(n)The Forward Sale Agreement and Additional Forward Sale Agreement. The Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Company and constitutes or will constitute (as the case may be) a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(o)Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Company Shares, if any, the issuance, sale and delivery of any shares of Common Stock by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation of the transactions by the Company contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation by the Company or any of its subsidiaries of any law or statute or any judgment, order, rule or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; provided that clause (iii) of this Section 3(q) is subject to the Company’s compliance with Section 5(n).

(r)No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required of the Company for (i) the execution, delivery and performance by the Company of each of the Transaction Documents, (ii) the issuance and sale of the Company Shares, if any, (iii) the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement and (iv) the consummation by the Company of the transactions contemplated by the Transaction Documents, except (A) such as have been obtained, (B) for the registration of the Shares under the Securities Act, (C) the listing of the Shares on the NYSE, and (D) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Purchaser and the Forward Seller; provided that clause (iv)(A) of this Section 3(r) is subject to the Company’s compliance with Section 5(n).

(s)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings or, to the knowledge of the Company, investigations pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(w)Investment Company Act. The Company is not and, after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Stock upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(y)Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, that would reasonably be expected to have a Material Adverse Effect.

(z)No Labor Disputes. (i) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and (ii) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except with respect to clauses (i) and (ii) above as would not reasonably be expected to have a Material Adverse Effect.

(aa)    Compliance with and Liability under Environmental Laws. (i) Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is, or has been, in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof (including, without limitation, any judicial or administrative decision, order, consent, decree or judgment), in each case, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or byproducts, asbestos or asbestos containing materials, coal ash, coal tar, radioactive materials, polychlorinated biphenyls, creosote, brine and drilling mud (collectively, “Hazardous Materials”) or to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, certificates, financial assurances, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, orders, demands, demand letters, claims, liens, notices of potential or actual noncompliance, violation or liability, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company or any of its subsidiaries, (D) there are no costs, expenditures (including, without limitation, capital expenditures) or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, including without limitation, for the investigation or remediation of any release or threatened release of Hazardous Materials or compliance with Environmental Laws, and (E) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws. (ii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including, without limitation, the release or threated release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(bb)    Compliance with ERISA. (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no

“reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification 715) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(cc)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)    Insurance. The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for companies engaged in the same or similar businesses of the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage in amounts and against such losses and risks as are customary for companies engaged in the same or similar businesses of the Company and its subsidiaries as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business , the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, its directors, officers, or employees or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Company Shares, if any, or the proceeds, if any, due upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ll)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(mm)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(nn)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statements and financial information (including the assumptions described herein) incorporated by reference therein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under the heading “Management’s discussion and analysis of financial condition and results of operations - Outlook” (collectively, the “Projections”) (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Company or its subsidiaries are aware of any business, economic or industry developments inconsistent with the assumptions underlying the Projections.

(oo)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4.Representations and Warranties of the Forward Seller. The Forward Seller severally represents and warrants to, and agrees with, each Underwriter with respect to clauses (a) through (d) of this Section 4, and warrants to, and agrees with, the Company with respect to clauses (a) and (d) of this Section 4, that:

(a)Due Authorization. This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at each Additional Closing Date (if any), the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

(b)Authorization of Forward Sale Agreement and Any Additional Forward Sale Agreement. The Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Forward Purchaser and constitutes or will constitute (as the case may be) a valid and legally binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c)Right to Transfer. The Forward Seller will, at the Closing Date and at each Additional Closing Date (if any), have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

5.Further Agreements of the Company. The Company covenants and agrees with each Underwriter, the Forward Purchaser and the Forward Seller that:

(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus during the Prospectus Delivery Period (as defined below); and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, the Forward Purchaser and the Forward Seller in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, the Forward Purchaser and the Forward Seller, a photocopy of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, the Forward Purchaser and the Forward Seller (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Forward Purchaser or the Forward Seller a
prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer, the Forward Purchaser or the Forward Seller.

(c)Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives, the Forward Purchaser, the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives, the Forward Purchaser or the Forward Seller reasonably objects.

(d)Notice to the Representatives, the Forward Purchaser and the Forward Seller. The Company will advise the Representatives, the Forward Purchaser and the Forward Seller promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Forward Purchaser and the Forward Seller and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters, the Forward Purchaser and the Forward Seller thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchaser and the Forward Seller and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives, the Forward Purchaser and the Forward Seller shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)Earning Statement. The Company will make generally available to its security holders and the Representatives, the Forward Purchaser and the Forward Seller as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives, the Forward Purchaser and the Forward Seller shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR System”).

(h)Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC other than (1) the Company Shares to be sold hereunder, if any, (2) any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, (3) the offer and/or sale of up to $20 million of Common Stock pursuant to the Third Amended and Restated Distribution Agreement, dated as of August 3, 2012 between the Company and Lampert Capital Markets, Inc., as amended, provided that the Company shall make no such sale prior to the later of (x) 45 days after the date of this Agreement or (y) 30 days after the latest date the Representatives provide notice to the Company of their election to exercise the over-allotment option in whole or in part, if the Representatives elect to exercise the overallotment option, (4) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee or director benefit, compensation, incentive or stock purchase plans of the Company existing on the date hereof and referred to generally in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (5) any shares of Common Stock issued by the Company pursuant to the Company’s dividend reinvestment and direct stock purchase plan existing on or approved on or prior to the date hereof and referred to generally in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (6) any shares of Common Stock issued by the Company upon the exercise of stock options outstanding on the date hereof and referred to generally in the Registration Statement, the Pricing Disclosure Package and the Prospectus. For the avoidance of doubt, the resale of 396,000 shares of Common Stock by the ALLETE and Affiliated Companies Master Pension Trust pursuant to the Company’s prospectus supplement, dated February 18, 2014, and accompanying base prospectus, dated August 2, 2013, is not subject to this Section 5(h). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(k)Exchange Listing. The Company will use its best efforts to list on the Exchange, upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the maximum number of shares of Common Stock (if any) to be issued to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement or as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise.

(l)Reports. During the period commencing on the Closing Date and ending on the later of (i) the date on which the Forward Sale Agreement and any Additional Forward Sale Agreements have been settled and (ii) the end of the Prospectus Delivery Period, the Company will furnish to the Representatives, the Forward Purchaser and the Forward Seller, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives, the Forward Purchaser and the Forward Seller to the extent they are filed or furnished on the Commission’s EDGAR System.

(m)Record Retention. The Company will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)MPUC Compliance. Prior to the final settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, the Company will be in compliance at all times with the total capitalization limitation, equity ratio limitation and other terms and provisions set forth in the Minnesota Public Utilities Commission’s (the “MPUC”) order issued on April 29, 2013 (“Order”) in Docket No. E-015/S-13-126 approving the Company’s capital structure and authorizing issuances of securities such that the Company will at all times have sufficient authority to issue a number of shares of Common Stock equal to two times the Base Amount (as such term is defined in the Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable) pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement. If prior to the final settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, the MPUC issues a subsequent order or orders approving the Company’s capital structure and authorizing issuances of securities that supersedes the Order, the Company will be in compliance at all times with the total capitalization limitation, if any, equity ratio limitation, if any, and other terms and provisions set forth in the subsequent order or orders.

6.Certain Agreements of the Underwriters, the Forward Purchaser and the Forward Seller. Each Underwriter, the Forward Purchaser and the Forward Seller hereby severally represents and agrees that:

(a)Neither it nor any Participating Affiliate of it, has used, authorized use of, referred to or participated in the planning for use of, and such Underwriter, Forward Purchaser or Forward Seller, as the case may be, will not (and will cause any Participating Affiliate of it not to) use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter, Forward Purchaser or Forward Seller and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)Neither it nor any Participating Affiliate of it has, and such Underwriter, Forward Purchaser or Forward Seller, as the case may be, will not (and will cause any Participating Affiliate of it not to), without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that any Underwriter, the Forward Purchaser and the Forward Seller and any Participating Affiliate of any of them may use a term sheet substantially in the form of Annex C hereto, if any, without the consent of the Company; and provided further that any Underwriter, the Forward Purchaser or the Forward Seller or any Participating Affiliate of any of them using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)Neither it nor any Participating Affiliate of it is subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it or any Participating Affiliate of it is initiated during the Prospectus Delivery Period).

7.Conditions of the Obligations of the Underwriters and the Forward Seller. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, and the obligations of the Forward Seller to deliver and sell the Borrowed Underwritten Shares on the Closing Date or the Borrowed Option Shares on any Additional Closing Date, as the case may be, to the Underwriters, in each case, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule
433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Purchaser and the Forward Seller.

(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the relevant Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the relevant Additional Closing Date, as the case may be.

(c)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives, the Forward Purchaser or the Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the relevant Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)Officer’s Certificate. The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the Representatives as well as the Forward Purchaser and the Forward Seller (but only if the Company is entering into an Additional Forward Sale Agreement with respect to the relevant Additional Closing Date) shall have received on and as of such Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements hereunder to be performed prior to or at such time and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)Comfort Letters. On the date of this Agreement and on the Closing Date or the relevant Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the relevant Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)Opinion and 10b-5 Statement of Counsel for the Company. Each of the General Counsel of the Company and Morgan, Lewis & Bockius LLP shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller, at the request of the Company, a written opinion and 10b-5 statement, dated the Closing Date or the relevant Additional Closing Date, as the case may be, and addressed to the Representatives and the Forward Purchaser and the Forward Seller, in form and substance reasonably satisfactory to the Representatives, the Forward Purchaser and the Forward Seller, to the effect set forth in Annex B-1 and Annex B-2 hereto; provided that such opinion and statement shall not be addressed to the Forward Purchaser and the Forward Seller with respect to an Additional Closing Date if the Company does not enter into an Additional Forward Sale Agreement with respect to such date.

(h)Additional Opinion of Counsel for the Company. Morgan, Lewis & Bockius LLP shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller an opinion, dated the date of this Agreement, with respect to the matters under the caption “Conditions to Effectiveness” in Section 3 of the Forward Sale Agreement.

(i)Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the relevant Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller with respect to such matters as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; provided that such opinion and statement shall not be addressed to the Forward Purchaser and the Forward Seller with respect to an Additional Closing Date if the Company does not enter into an Additional Forward Sale Agreement with respect to such date.

(j)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the relevant Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the relevant Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k)Good Standing. The Representatives, the Forward Purchaser and the Forward Seller shall have received on and as of the Closing Date or the relevant Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Minnesota and its good standing as a foreign entity in such other jurisdictions as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)Exchange Listing. The Company Shares, if any, to be issued and sold by the Company hereunder on the Closing Date or the relevant Additional Closing Date, and the maximum number of shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(m)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex D hereto, between you and certain officers and directors of the Company listed in Annex E hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the relevant Additional Closing Date, as the case may be.

(n)Additional Documents. On or prior to the Closing Date or the relevant Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives, the Forward Purchaser and the Forward Seller such further certificates and documents as the Representatives, the Forward Purchaser and the Forward Seller may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

8.Indemnification and Contribution.

(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter, the Forward Purchaser or the Forward Seller consists of the information described as such in subsection (b) below.

(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Forward Purchaser, the Forward Seller, each of the directors and officers of the Forward Purchaser and Forward Seller, and each person, if any, who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession appearing in the first sentence under the caption “Underwriting discounts and commissions” and (ii) the information under the caption “Price stabilization and short positions,” in each case under “Underwriting” in the Prospectus.

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Purchaser or Forward Seller shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters and the Forward Seller shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of the Forward Sale Agreement and any Additional Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (z) in the case of the Forward Seller, the aggregate Spread (as defined in the Forward Sale Agreement and any Additional Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price of the Shares plus such Spread, net of any such costs. The relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company, the Underwriters, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9.Issuance and Sale by the Company

(a)Company Top-Up Shares. In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(b)(i), all the Additional Conditions are not satisfied on any Additional Closing Date, as the case may be, and the Forward Seller elects, pursuant to Section 2(c) or Section 2(d) hereof, as the case may be, not to deliver the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller, (ii) the Forward Seller or an affiliate thereof is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iii) in the Forward Purchaser’s commercially reasonable judgment, it is either impracticable to borrow and deliver for sale under this Agreement the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or the Forward Seller or its affiliate would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, then, in each case, the Company shall issue and sell to the Underwriters on the Closing Date or the relevant Additional Closing Date, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for a period not exceeding one business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 9(a) in lieu of any Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the
Underwriters pursuant to this Section 9(a) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)Exclusion of Liability. Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the relevant Additional Closing Date, in the case of Borrowed Option Shares, and the Forward Seller elects, pursuant to Section 2(c) or Section 2(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) the Forward Seller or an affiliate thereof is unable to borrow and deliver for sale under this Agreement on the Closing Date or any Additional Closing Date, as the case may be, a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or (iii) in the Forward Purchaser’s commercially reasonable judgment, it is either impracticable to borrow and deliver for sale under this Agreement the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, or the Forward Seller or its affiliate would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable.

10.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, the Forward Seller or the Forward Purchaser, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the relevant Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the NYSE MKT, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and the effect of such outbreak, escalation, change, calamity or crisis on the financial markets of the United States, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.Defaulting Underwriter.

(a)If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company, in the case of Company Shares, or the Forward Seller and the Forward Purchaser, in the case of Borrowed Shares, on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company, in the case of Company Shares, or the Forward Seller and the Forward Purchaser, in the case of Borrowed Shares, shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter”
includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Seller, the Forward Purchaser and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company, in the case of Company Shares, or the Forward Seller or the Forward Purchaser, in the case of Borrowed Shares, shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Seller, the Forward Purchaser and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the relevant Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company, in the case of Company Shares, or the Forward Seller or the Forward Purchaser, in the case of Borrowed Shares, shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13.Payment of Expenses.

(a)Whether or not the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement are consummated or this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives, the Forward Purchaser or the Forward Seller may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters, the Forward Purchaser and the Forward Seller); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including reasonable fees and expenses of counsel to the Underwriters); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing on the Exchange of any Company Shares and any shares issuable pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement. Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in
Sections 8 and 13(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel (other than for blue sky and FINRA matters provided above in this Section 13(a)) and any transfer taxes on the resale by them of any of the Shares.

(b)If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company for any reason fails to tender the Company Shares, if any, for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with the Transaction Documents and the transactions contemplated thereby.

14.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters, the Forward Purchaser and the Forward Seller contained in this Agreement or made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement or any investigation made by or on behalf of the Company, the Underwriters, the Forward Purchaser or the Forward Seller.

16.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.Miscellaneous.

(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk and Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Equity Capital Markets Desk (Fax: 414-298-7474). Notices to the Company shall be given to it at ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802-2093, (fax: (218) 723-3960); Attention: General Counsel.

(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ALLETE, INC.

By:	/s/ Mark A. Schober
Name:	Mark A. Schober
Title:	Chief Financial Officer

J.P. MORGAN SECURITIES LLC, as Forward Seller

By:	/s/ Benjamin H. Burdett
Authorized Signatory

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
ROBERT W. BAIRD & CO. INCORPORATED

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Benjamin H. Burdett
Authorized Signatory

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Gary Placek
Name:	Gary Placek
Title:	Managing Director

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	1,120,000
Robert W. Baird & Co. Incorporated	840,000
RBC Capital Markets, LLC	420,000
Wells Fargo Securities, LLC	420,000

Total	2,800,000

Schedule 1

Schedule 2

FORM OF ADDITIONAL FORWARD SALE AGREEMENT

Schedule 2

[Insert Trade Date]

To:    ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093

From:	JPMorgan Chase Bank, National Association
125 London Wall
London EC2Y 5AJ
England

From:    J.P. Morgan Securities LLC,
Solely as Agent
tel: (212) 622-5270
fax: (212) 622-0105

___________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

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2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	JPMorgan Chase Bank, National Association, London Branch

Party B:	ALLETE, Inc.

Trade Date:
[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b) of the Underwriting Agreement]

Effective Date:
[Insert the Additional Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:
Initially, [Insert number of Borrowed Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 2(b)(i) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	March 1, 2015 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:
On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	$[Insert Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day, minus (B) the Spread, divided by (ii) 365.

USD-Federal Funds Rate:
For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	0.75%

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction

Amount:
For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I. No Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

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Shares:	Common stock, without par value, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “ALE”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:
Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, (i) Party A may designate a nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives (an “Equity Derivatives Dealer”) that is not an affiliate of Party A and with respect to which no event of the type described in Section 5(a)(vii) of the Agreement is ongoing to replace Party A as Calculation Agent, and (ii) if Party A does not so designate any replacement Calculation Agent by the 10th Exchange Business Day following the date on which a calculation or determination is required to be made hereunder by the Calculation Agent, Party B shall have the right to designate an independent Equity Derivatives Dealer to replace Party A as Calculation Agent and, in each case, the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

Settlement Terms:

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 90 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:
With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:
Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method

3

is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its commercially reasonable judgment, to unwind its hedge by the end of the applicable Unwind Period in a manner that, in the reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

For greater clarity, with respect to any Settlement Date (x) in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date; and (y) in respect of which Net Share Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares having an aggregate purchase price equal to the Net Share Purchase Price (defined below) for such Settlement Date.

Settlement Notice

Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:
Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:
Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting

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immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:
On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:
For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a (i) positive number, then Party A will pay such Cash Settlement Amount to Party B, or (ii) negative number, then Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:
For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

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Net Share Settlement Shares:
For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the applicable Unwind Period for a total purchase price (the “Net Share Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:
For any Exchange Business Day during an Unwind Period which is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “ALE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Potential Adjustment Event:
The definition of “Potential Adjustment Event” shall not include clause (iii) thereof. Under no circumstances will Party A be entitled to an adjustment for the effects of an Extraordinary Dividend (other than as set forth under the heading “Extraordinary Dividends” in Section 3 below) or a change in expected dividends.

Method of Adjustment:
Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:
If, in Party A’s commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 75 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 75 basis points per annum during such period. The Calculation

6

Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.    Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated the date hereof between Party B and J.P. Morgan Securities LLC as Underwriter (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Trade Date with respect to matters set forth in Section 3(a) of the Agreement (which may include reasonable and customary qualifications, including those that address the matters set forth in clause (d) under the caption “Additional Representations, Warranties and Agreements of Party B” herein), (iv) the satisfaction of all of the conditions set forth in Section 7 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 7, Section 11 or Section 12 thereof and (vi) the condition that neither of the following has occurred (A) Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s commercially reasonable judgment either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2(c) of the Underwriting Agreement).

Tax Representations:

(a)
Each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)
For the purpose of Section 3(f) of the Agreement, Party A makes the following representation: It is a “U.S. person” as that term is used in section 1.1441-4(a)(3) of the United States Treasury Regulations for United States Federal Income Tax purposes.

(c)
For the purpose of Section 3(f) of the Agreement, Party B makes the following representation: It is a “U.S. person” as that term is used in section 1.1441-4(a)(3) of the United States Treasury Regulations for United States federal income tax purposes.

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Representations, Warranties and Agreements of Party A and Party B: Each of Party A and Party B represents, warrants and agrees with the other party as of the date hereof that:

(a)
It (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(b)
It is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder.

(c)	It will by the next succeeding New York Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)
Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)
Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)
Party B agrees to provide Party A at least five Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 7.5% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount” as such term is defined in the confirmation dated as of February 26, 2014 between Party A and Party B relating to a substantially identical forward transaction with respect to 2,800,000 Shares (the “Base Confirmation”), and (2) the denominator of which is the number of Shares outstanding on such day.

(d)
No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as have been obtained from the Minnesota Public Utilities Commission.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.5%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)
Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in

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connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)
Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)
In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)
Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)
during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)
Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)
any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)
the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)
Party B covenants and agrees that within three Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event), it will so notify Party A.

Covenant of Party B:

(a)
Subject to the provisions under the caption “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions under the caption “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a

9

restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(b)
For the purpose of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall deliver to Party A on the Trade Date a properly executed Internal Revenue Service Form W-9 of Party B or similar documentation establishing an exemption from backup withholding under the Internal Revenue Code of 1986, as amended (the “Code”), and shall deliver such documentation to Party A upon the reasonable request of Party A subsequent to the Trade Date.

(c)
Prior to the final settlement of the Transaction, Party B shall be in compliance at all times with the total capitalization limitation, equity ratio limitation and other terms and provisions set forth in the Minnesota Public Utilities Commission’s (“MPUC”) order issued on April 29, 2013 (the “Order”) in Docket No. E-015/S-13-126 approving Party B’s capital structure and authorizing issuances of securities such that Party B will at all times have sufficient authority to issue a number of Shares equal to twice the initial Base Amount pursuant to the Transaction, subject to reduction by the number of any Shares issued and delivered by Party B on any prior Settlement Date hereunder. If prior to the final settlement of the Transaction, the MPUC issues a subsequent order or orders approving Party B’s capital structure and authorizing issuances of securities that supersedes the Order, Party B shall be in compliance at all times with the total capitalization limitation, if any, equity ratio limitation, if any, and other terms and provisions set forth in the subsequent order or orders. Solely for purposes of the covenant of Party B set forth in the immediately preceding sentence, the phrase “if such failure is not remedied within 30 days after notice of such failure is given to the party” in Section 5(a)(ii)(1) of the Agreement shall be deemed deleted.

Covenants of Party A:

(a)
Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)
For the purpose of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party A shall deliver to Party B on the Trade Date a properly executed Internal Revenue Service Form W-9 of Party A or similar documentation establishing an exemption from backup withholding under the Code, and shall deliver such documentation to Party B upon the reasonable request of Party B subsequent to the Trade Date.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of, and to physically settle, the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

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Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)
Stock Borrow Events. In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) it is otherwise commercially impracticable because Party A would incur a Stock Loan Fee of greater than 200 basis points per annum (a “Stock Borrow Event”);

(b)
Dividends and Other Distributions. On any day occurring after February 26, 2014 Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)
Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) inserting the parenthetical “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” at the end of clause (A) thereof, (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation or regulatory order that for any reason becomes applicable to ownership of Shares after the Trade Date (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Laws, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade

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Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under the Applicable Laws, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law.”

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion upon the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

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Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders, in a press release, in a public filing made by Party B with the Securities and Exchange Commission, or otherwise publicly disseminated such that following such dissemination, such information would not be considered “non-public” by the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of J.P. Morgan Securities LLC and does not include Messrs. David Aidelson, Greg Batista, Elliot Chalom, James Rothschild, David Seaman and Steven Seltzer (or any other person or persons designated in writing to Party B from time to time by the Compliance Group of Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to twice the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B; provided that (a) (i) such assignee or transferee has no lesser creditworthiness than Party A immediately prior to such assignment or transfer or (ii) the obligations of such assignee or transferee are fully and unconditionally guaranteed by Party A pursuant to a written guarantee reasonably acceptable to Party B, (b) such assignee or transferee is a “United States Person” as defined in Section 7701(a)(30) of the Code and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Matters Relating to Agent:
Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, as agent, (the “Agent”) acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A

13

hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby. In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.
Indemnity:
Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s negligence or willful misconduct.
Notice

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable
Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable
4.    The Agreement is further supplemented by the following provisions:

No Collateral or Setoff.:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares or any other

14

class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 8.5% of the outstanding Shares or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the lesser of (A) 8.5% of the then outstanding Shares and (B) [________] Insert a number of Shares equal to 4.9% of the outstanding Shares on the date on which the Transaction is executed. Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) in excess of 8.5% of the outstanding Shares or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) Party A’s ultimate parent entity would not purchase, acquire or take (as such terms are used in the Federal Power Act) in excess of 8.5% of the outstanding Shares and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except (i) as set forth above under the caption “Extraordinary Dividends,” (ii) in circumstances where cash settlement is within Party B’s control (including, without limitation, where Party B elects to deliver or receive cash or where Party B has made a Private Placement Settlement in accordance with Annex A unavailable due to the occurrence of events within its control) or (iii) in those circumstances in which holders of Shares would also receive cash. For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Party B as a result of breach of this Confirmation.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any, Acceleration Event or Illegality (as defined in the Agreement)).

15

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

JPMorgan Chase Bank, National Association
EDG Marketing Support

Email:	edg_notices@jpmorgan.com
edg_ny_corporate_sales_support@jpmorgan.com

Facsimile No:	1-866-886-4506
With a copy to:

Attention:	Tim Oeljeschlager

Title:	Vice President

Telephone No:	(212) 622-5603

Facsimile No:	(917) 464-3163

and

Attention:	Santosh Sreenivasan

Title:	Managing Director
Head of US Equity-Linked Capital Markets

Telephone No:	(212) 622-5604

Facsimile No:	(917) 464-2505

Address for notices or communications to Party B:

Address:	ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093

Attention:	Steve DeVinck

Telephone No:	(218) 723-3920

Email:	sdevinck@allete.com

With a copy to:

Attention:	Deb Amberg

Title:	Senior Vice President, General Counsel and Secretary

Telephone No:	(218) 723-3930

Email:	damberg@allete.com

(b)
Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)
London Branch. Party A is entering into this Confirmation and the Agreement through its London branch. Notwithstanding the foregoing, Party A represents to Party B that the obligations of Party A are the same as if it had entered into this Confirmation and the Agreement through its head or home office in New York.

16

Acknowledgements.

The parties hereto intend for:

(a)
the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)
a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability.
If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Remainder of page intentionally left blank]

17

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association

By:
Name:
Title:

Confirmed as of the date first written above:

ALLETE, INC.

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
May 13, 2014	USD 0.49
August 13, 2014	USD 0.49
November 12, 2014	USD 0.49
February 12, 2015	USD 0.49
May 13, 2015	USD 0.49

I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)
If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)
If Party B delivers any Restricted Shares in respect of the Transaction, unless Party B is advised by counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

A-1

Annex A

a.	Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package:

None

b.	Pricing Information Provided Orally by Underwriters

Price per share: $49.75

Number of shares: 2,800,000

Option to purchase additional shares: 420,000

Annex A

Annex B-1

Form of Legal Opinion of Deborah A. Amberg

Re:    Public Offering of _________ Shares of Common Stock of ALLETE, Inc.

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of ALLETE, Inc., a Minnesota corporation (the “Company”), and have acted in that capacity in connection with the offering by the Company of ____ shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated February __, 2014 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), JPMorgan Chase Bank, National Association (the “Forward Counterparty”) and J.P. Morgan Securities LLC (the “Forward Seller”). [____ shares of Common Stock (the “Company Shares”) offered pursuant to the Underwriting Agreement will be issued and sold by the Company on the date hereof.]1 I am providing this letter pursuant to Section 7(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.

In connection with this letter, I (or attorneys in the Company’s legal department with whom I have consulted) have examined originals, or copies certified or otherwise identified to my satisfaction, of

(i)	the amended and restated articles of incorporation of the Company, as amended (the “Charter”);

(ii)	the bylaws of the Company (the “Bylaws”);

(iii)	the Underwriting Agreement;

(iv)
the registration statement on Form S‑3 (Registration No. 333‑190335) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 2, 2013;

(v)
the preliminary prospectus supplement of the Company dated February __, 2014 , including the accompanying base prospectus dated August 2, 2013 (the “Base Prospectus”), which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);

(vi)	the Pricing Disclosure Package;

(vii)
the prospectus supplement dated February __, 2014, including the Base Prospectus, which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”);

_________________________________________

[1]	To be included in opinion only if there are Company Shares.

Annex B1-1

(viii)
the Forward Sale Agreement dated February __, 2014 (the “Forward Sale Agreement” and together with the Underwriting Agreement, the “Transaction Agreements”) between the Company and the Forward Counterparty;[2]

(ix)
the petition (the “Petition”) filed by the Company with the Minnesota Public Utilities Commission (“MPUC”), dated February 19, 2013, seeking approval of the Company’s capital structure and authorization to issue securities; and

(x)	the order issued by the MPUC, dated April 29, 2013 (“Order”), in response to the Petition; and

(xi)	such other documents and records as I deemed appropriate for purposes of the opinions set forth herein.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.

I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to me as copies. I have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.

As to any facts that are material to the opinions hereinafter expressed, I have relied without investigation upon the representations of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to my knowledge,” “known to me” or by words of similar import, it is intended to indicate that, during the course of my representation of the Company, no information has come to my attention that gives me actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, I have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of my representation of the Company. In making judgments in respect of matters of materiality, I have, to the extent I deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.

Based upon and subject to the foregoing and to the limitations and qualifications described below, I am of the opinion that:

1.	The Company is a validly existing corporation and in good standing under the laws of the State of Minnesota.

_________________________________________

[2]	References to the Forward Sale Agreement shall include any Additional Forward Sale Agreements entered into by the Company on or prior to the date of such opinion.

Annex B1-2

2.	The Company has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, the Transaction Agreements.

3.	The Transaction Agreements have been duly authorized, executed and delivered by the Company.

4.
The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5.
To my knowledge (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6.
The statements in the Preliminary Prospectus and the Prospectus under the heading “Description of Common Stock”, insofar as they purport to constitute summaries of the terms of the Common Stock, accurately summarize the matters described therein in all material respects.

7.
[The Company Shares have been duly authorized for issuance and sale and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar right.][3] Any shares of the Company’s Common Stock that may be issued and delivered pursuant to the Forward Sale Agreement have been duly authorized and reserved for issuance, in the aggregate, under the Forward Sale Agreement (“Forward Shares”), and, when so issued and delivered by the Company to the Forward Counterparty pursuant to the Forward Sale Agreement, against payment of any consideration required to be paid by the Forward Counterparty pursuant to the terms of the Forward Sale Agreement, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or equivalent rights, provided that the opinion set forth in this sentence is subject to the Company’s compliance with Section 5(n) of the Underwriting Agreement.

_________________________________________

[3]	To be included in opinion only if there are Company Shares.

Annex B1-3

8.
The Order has been issued by the MPUC approving the Company’s capital structure and to my knowledge, said Order is still in full force and effect; and provided that the Company complies with Section 5(n) of the Underwriting Agreement, no further consent, authorization, approval or order of any U.S. federal or Minnesota governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance by the Company of each of the Transaction Agreements, the compliance by the Company with the terms thereof, [the issuance and sale of the Company Shares,][4] the issuance, sale and delivery of any Forward Shares, other than such as previously have been obtained or made, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

9.
Other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no pending legal, governmental or regulatory proceedings, actions or suits to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and, to my knowledge, no such action, suit or proceedings are known to be contemplated by governmental or regulatory authorities or others.

10.
The execution, delivery and performance by the Company of each of the Transaction Agreements, the compliance by the Company with the terms thereof, [the issuance and sale of the Company Shares,][5] the issuance and delivery of any Forward Shares and the consummation of the transactions contemplated by the Transaction Agreements will not (i) result in a violation of the Charter or Bylaws, (ii) breach or result in a default under any provision of any agreement or instrument known to me to which the Company is a party or by which the Company is bound, (iii) result in the violation of any U.S. federal or Minnesota law, rule or regulation or (iv) to my knowledge, result in a violation of any judgment, decree, or order of any U.S. federal or Minnesota court or U.S. federal or Minnesota governmental or regulatory authority to which the Company is a named party, except, in the case of clauses (ii), (iii) and (iv) above, for such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect, and provided, in the cases of clauses (iii) and (iv) above, that the Company complies with Section 5(n) of the Underwriting Agreement. I express no opinion in this paragraph regarding (a) the provisions of Section 8 of the Underwriting Agreement, which may be limited by public policy, or (b) any U.S. federal securities laws.

My opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

A.For purposes of the opinions set forth herein I have relied as to factual matters on certificates of officers of the Company, [transfer agent certificate(s)], the Charter and minute books and stock records relating to meetings and written actions of the Board of Directors and shareholders of the Company.

_________________________________________

[4]	To be included in opinion only if there are Company Shares.

[5]	To be included in opinion only if there are Company Shares.

Annex B1-4

B.The opinions expressed in this letter are limited to the laws of the State of Minnesota and the federal laws of the United States of America, and I express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, I express no opinion on any matter covered by the “blue sky” or securities laws of any state or other jurisdiction.

C.In my examination of laws, rules and regulations for purposes of this opinion, my review was limited to those laws, rules and regulations that, in my experience, are generally known to be applicable to transactions of the type covered by the Transaction Agreements.

This letter is effective only as of its date. I do not assume responsibility for updating this letter as of any date subsequent to its date, and I assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to my attention, subsequent to the date of this letter.

This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without my express written consent.

Very truly yours,

Annex B1-5

Form of 10b-5 Statement of Deborah A. Amberg

Re:    Public Offering of _________ Shares of Common Stock of ALLETE, Inc.

Ladies and Gentlemen:

I have acted as counsel for ALLETE, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of _____ shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated February __, 2014 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), JPMorgan Chase Bank, National Association (the “Forward Counterparty”) and J.P. Morgan Securities LLC (the “Forward Seller”). I am providing this letter pursuant to Section 7(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.

In connection with this letter, I have examined originals, or copies certified or otherwise identified to my satisfaction, of

(i)	the amended and restated articles of incorporation of the Company, as amended;

(ii)	the bylaws of the Company;

(iii)	the Underwriting Agreement;

(iv)
the registration statement on Form S‑3 (Registration No. 333‑190335) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 2, 2013;

(v)
the preliminary prospectus supplement of the Company dated February __, 2014 , including the accompanying base prospectus dated August 2, 2013 (the “Base Prospectus”), which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);

(vi)	the Pricing Disclosure Package;

(vii)
the prospectus supplement dated February __, 2014, including the Base Prospectus, which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”);

(viii)
the Forward Sale Agreement dated February __, 2014 (the “Forward Sale Agreement” and together with the Underwriting Agreement, the “Transaction Agreements”) between the Company and the Forward Counterparty; and[6]

_________________________________________

[6]	References to the Forward Sale Agreement shall include any Additional Forward Sale Agreements entered into by the Company on or prior to the date of such opinion.

Annex B1-6

(ix)	such other documents and records as I deemed appropriate for purposes of the opinions set forth herein.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.

As counsel to the Company, I reviewed the Registration Statement and the Prospectus together with the Pricing Disclosure Package and participated in discussions with your representatives and representatives of the Company, its independent public accountants and your counsel regarding such documents and information and related matters.

The purpose of my involvement in this transaction was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and I have not undertaken any obligation to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, I confirm to you that nothing came to my attention that caused me to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, considered as a whole at the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) I made no independent verification of and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraph 4 in my letter, dated the date hereof delivered to you pursuant to Section 7(g) of the Underwriting Agreement), (b) I do not express any belief with respect to the financial statements, schedules, notes, other financial, statistical and accounting information derived therefrom, including any such information presented in interactive data format, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

This letter is effective only as of its date. I do not assume responsibility for updating this letter as of any date subsequent to its date, and I assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to my attention, subsequent to the date of this letter.

This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without my express written consent.

Very truly yours,

Annex B1-7

Annex B-2
Form of Legal Opinion of Morgan, Lewis & Bockius LLP
Re:    Public Offering of _________ Shares of Common Stock of ALLETE, Inc.
Ladies and Gentlemen:
We have acted as counsel for ALLETE, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of ____ shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated February __, 2014 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), JPMorgan Chase Bank, National Association (the “Forward Counterparty”) and J.P. Morgan Securities LLC (the “Forward Seller”). [____ shares of Common Stock (the “Company Shares”) offered pursuant to the Underwriting Agreement will be issued and sold by the Company on the date hereof.]7 We are providing this letter pursuant to Section 7(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.
In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of

(i)	the amended and restated articles of incorporation of the Company, as amended;

(ii)	the bylaws of the Company;

(iii)	the Underwriting Agreement;

(iv)
the registration statement on Form S‑3 (Registration No. 333‑190335) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 2, 2013;

(v)
the preliminary prospectus supplement of the Company dated February __, 2014 , including the accompanying base prospectus dated August 2, 2013 (the “Base Prospectus”), which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);

(vi)	the Pricing Disclosure Package;

(vii)
the prospectus supplement dated February __, 2014, including the Base Prospectus, which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”);

_________________________________________

[7]	To be included in opinion only if there are Company Shares.

Annex B2-1

(viii)
the Forward Sale Agreement dated February __, 2014 (the “Forward Sale Agreement” and together with the Underwriting Agreement, the “Transaction Agreements”) between the Company and the Forward Counterparty; and [8]

(ix)	such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.
We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.
As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon the representations of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.
In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Transaction Agreements, after making such inquires of other lawyers in the firm who provide services to the Company as we deemed appropriate, that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.
Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

1.
The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement. Any required filings of the Preliminary Prospectus and the Prospectus pursuant to Rule 424 under the Securities Act have been made in the manner and within the time period required by such Rule 424. To our knowledge, (i) no order suspending the effectiveness of the Registration Statement has been issued and not removed, (ii) no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and not removed and (iii) no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

_________________________________________

[8]	References to the Forward Sale Agreement shall include any Additional Forward Sale Agreements entered into by the Company on or prior to the date of such opinion.

Annex B2-2

2.
The statements in the Preliminary Prospectus and the Prospectus under the heading “Description of Common Stock”, insofar as they purport to constitute summaries of the terms of the Shares, and under the heading “Underwriting” (except with respect to the information under the headings “Underwriting-European Economic Area”, “Underwriting-United Kingdom” and “Underwriting-Hong Kong”, as to which we express no opinion), insofar as they purport to constitute summaries of the provisions of the laws and documents referred to therein, accurately summarize the matters described therein in all material respects.

3.
No consent, authorization, approval or order of any U.S. federal or New York governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance by the Company of each of the Transaction Agreements, the compliance by the Company with the terms thereof, [the issuance and sale of the Company Shares,][9] and the issuance and delivery of any shares of Common Stock pursuant to the Forward Sale Agreement (the “Forward Shares”), other than such as previously have been obtained or made, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.
The execution, delivery and performance by the Company of each of the Transaction Agreements, the compliance by the Company with the terms thereof, [the issuance and sale of the Company Shares,][10] the issuance and delivery of any Forward Shares and the consummation of the transactions contemplated by the Transaction Agreements will not (i) breach or result in a default under any provision of any agreement or instrument set forth on Schedule A, (ii) result in the violation of any U.S. federal or New York law, rule or regulation or (iii) to our knowledge, result in a violation of any judgment, decree, or order of any U.S. federal or New York court or U.S. federal or New York governmental or regulatory authority to which the Company is a named party, except, in the case of clauses (ii) and (iii) above, for such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. We express no opinion in this paragraph regarding (a) the provisions of Section 8 of the Underwriting Agreement, which may be limited by public policy, or (b) any U.S. federal securities laws.

_________________________________________

[9]	To be included in opinion only if there are Company Shares.

[10]	To be included in opinion only if there are Company Shares.

Annex B2-3

5.
After giving effect to (i) the offering of the Borrowed Shares, [(ii) the offering, issuance and sale of the Company Shares and the application of the proceeds thereof][11] and (iii) the issuance and delivery of any Forward Shares and the application of the proceeds thereof, if any, upon settlement of the Forward Sale Agreement, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

6.
We are of the opinion that the statements contained in the Prospectus Supplement under the caption “U.S. Federal Income Tax Consequences for Non-U.S. Holders,” to the extent they constitute matters of federal income tax law or legal conclusions with respect to matters of federal income tax law, are an accurate summary of the matters referred to therein in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. federal tax advice contained herein does not deal with a taxpayer’s particular circumstances. Further, it was written in support of the promotion, marketing or recommending (as such terms are used for purposes of IRS Circular 230) of the transaction or matter described herein. This opinion was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code. Taxpayers should consult their own tax advisors regarding the tax consequences to them of their own particular circumstances.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.
A.For purposes of our opinion in paragraph 1 above, we have relied solely upon (i) the listing of stop orders posted on the Commission’s web site, which does not indicate that a stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, (ii) a confirmation of filing received from EDGAR dated February __, 2014, with respect to the filing of the Preliminary Prospectus pursuant to Rule 424(b) and (iii) a confirmation of filing received from EDGAR dated February __, 2014, with respect to the filing of the Prospectus pursuant to Rule 424(b).

B.For purposes of the opinions set forth in paragraphs 3 and 4 above, we have assumed that the issuance of the [Company Shares and the] Forward Shares is authorized by the Minnesota Public Utilities Commission.

C.For purposes of the opinions set forth herein, we have relied as to factual matters on certificates of officers of the Company and on the representations and warranties included in the Transaction Agreements.

D.The opinions expressed in this letter are limited to the laws of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, we express no opinion on any matter covered by the “blue sky” or securities laws of any state or other jurisdiction.

_________________________________________

[11]	To be included in opinion only if there are Company Shares.

Annex B2-4

E.In our examination of laws, rules and regulations for purposes of this opinion, our review was limited to those laws, rules and regulations that, in our experience, are generally known to be applicable to transactions of the type covered by the Transaction Agreements.

F.We have assumed the conformity of the documents filed with the Commission via EDGAR, except for EDGAR formatting changes and exhibits filed in interactive data format, to physical copies of the documents delivered to, or prepared by, the Company and submitted for our examination.

This letter is effective only as of its date. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date of this letter.

This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

Annex B2-5

Schedule A

1.
Mortgage and Deed of Trust, dated as of September 1, 1945, between Minnesota Power & Light Company (now ALLETE, Inc.) and The Bank of New York Mellon (formerly Irving Trust Company) and Philip L. Watson (successor to Richard H. West), as supplemented by thirty-four supplemental indentures.

2.
Indenture of Trust, dated as of August 1, 2004, between the City of Cohasset, Minnesota and U.S. Bank National Association, as trustee, relating to $111 Million Collateralized Pollution Control Refunding Revenue Bonds.

3.	Loan Agreement, dated as of August 1, 2004, between the City of Cohasset, Minnesota and the Company relating to $111 Million Collateralized Pollution Control Refunding Revenue Bonds.

4.
Mortgage and Deed of Trust, dated as of March 1, 1943, between Superior Water, Light and Power Company and Chemical Bank & Trust Company and Howard B. Smith, as Trustees, both succeeded by U.S. Bank National Association, as Trustee, as supplemented by twelve supplemental indentures.

5.	Third Amended and Restated Distribution Agreement, dated August 3, 2012, between ALLETE, Inc. and KCCI, Ltd., as agent.

6.	Amendment No. 1 to Third Amended and Restated Distribution Agreement, dated August 5, 2013, between ALLETE, Inc. and KCCI, Ltd.

7.	Assignment and Assumption of and Amendment No. 2 to Third Amended and Restated Distribution Agreement, dated February 13, 2014, between ALLETE, Inc. and Lampert Capital Markets, Inc.

8.	Note Purchase Agreement, dated as of June 8, 2007, between the Company and Thrivent Financial for Lutherans and The Northwestern Mutual Life Insurance Company.

9.	Term Loan Agreement, dated as of August 25, 2011, between the Company and JPMorgan Chase Bank, N.A., as administrative agent.

10.	First Amendment dated as of August 26, 2013, to Term Loan Agreement dated as of August 25, 2011, between the Company and JPMorgan Chase Bank, N.A., as administrative agent.

11.	Power Purchase and Sale Agreement, dated as of May 29, 1998, between Minnesota Power, Inc. (now ALLETE, Inc.) and Square Butte Electric Cooperative.

12.
Credit Agreement dated as of November 4, 2013 among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Securities LLC, as sole lead arranger and sole book runner.

13.	Financing Agreement between Collier County Industrial Development Authority and the Company dated as of July 1, 2006.

Annex B2-6

14.
Amended and Restated Letter of Credit Agreement, dated as of June 3, 2011, among the Company, the participating banks and Wells Fargo Bank, National Association, as administrative agent and issuing bank.

15.
First Amendment to Amended and Restated Letter of Credit Agreement, dated as of June 1, 2013, between the Company and Wells Fargo Bank, National Association, as issuing bank, administrative agent and sole participating bank.

16.	Agreement dated December 16, 2005, among the Company, Wisconsin Public Service Corporation and WPS Investments, LLC.

Annex B2-7

Form of 10b-5 Statement of Morgan, Lewis & Bockius LLP
Re:    Public Offering of _________ Shares of Common Stock of ALLETE, Inc.
Ladies and Gentlemen:

We have acted as counsel for ALLETE, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of _____ shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated February __, 2014 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), JPMorgan Chase Bank, National Association (the “Forward Counterparty”) and J.P. Morgan Securities LLC (the “Forward Seller”). We are providing this letter pursuant to Section 7(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of

(i)	the amended and restated articles of incorporation of the Company, as amended;

(ii)	the bylaws of the Company;

(iii)	the Underwriting Agreement;

(iv)
the registration statement on Form S‑3 (Registration No. 333‑190335) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 2, 2013;

(v)
the preliminary prospectus supplement of the Company dated February __, 2014 , including the accompanying base prospectus dated August 2, 2013 (the “Base Prospectus”), which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);

(vi)	the Pricing Disclosure Package;

(vii)
the prospectus supplement dated February __, 2014, including the Base Prospectus, which was filed by the Company with the Commission on February __, 2014 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”);

(viii)
the Forward Sale Agreement dated February __, 2014 (the “Forward Sale Agreement” and together with the Underwriting Agreement, the “Transaction Agreements”) between the Company and the Forward Counterparty; and

(ix)	such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.

Annex B2-8

As counsel to the Company, we reviewed the Registration Statement and the Prospectus together with the Pricing Disclosure Package and participated in discussions with your representatives and representatives of the Company, its independent public accountants and your counsel regarding such documents and information and related matters.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and we have not undertaken any obligation to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you, on the basis of the information we gained in the course of performing the services referred to above, that (a) the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date hereof (except in each case as to the financial statements, schedules and other financial, statistical and accounting data, including any such data presented in interactive data format, as to which we make no comment), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, and (b) each of the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (except as to the financial statements, schedules and other financial, statistical and accounting data, including any such data presented in interactive data format, as to which we make no comment), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Furthermore, subject to the foregoing, nothing came to our attention that caused us to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, considered as a whole at the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we made no independent verification of and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraphs 2 and 6 in our letter, dated the date hereof delivered to you pursuant to Section 7(g) of the Underwriting Agreement), (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial, statistical and accounting information derived therefrom, including any such information presented in interactive data format, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

This letter is effective only as of its date. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date of this letter.

Annex B2-9

This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

Annex B2-10

Annex C
ALLETE, INC.
Pricing Term Sheet
None.

Annex C-1

Annex D
FORM OF LOCK-UP AGREEMENT
                      , 2014
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:    ALLETE, Inc.-Public Offering
Ladies and Gentlemen:

The undersigned understands that you and Robert W. Baird & Co. Incorporated, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with ALLETE, Inc., a Minnesota corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock (without par value), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (without par value) of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (C) distributions of shares of Common Stock to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (D) the transfer of any shares of Common Stock upon the exercise of options to purchase Common Stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof of options, restricted shares, restricted stock units or other awards acquired by the undersigned pursuant to employee or director benefit, compensation, incentive or stock purchase plans of the Company existing on the date hereof and referred to generally in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (E) the cancellation of restricted stock units; provided that (i) in the case of any transfer or distribution pursuant to clauses (A) through (C), any such transfer shall not involve a disposition for value; (ii) in the case of any transfer or distribution pursuant to clauses (A) through (C), each donee, transferee or distributee shall execute and deliver to J.P. Morgan Securities LLC a lock-up letter in the form

Annex D-1

of this Agreement; and (iii) in the case of any transfer or distribution pursuant to clauses (A) through (E), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above or, for transfers made pursuant to clause (D) above, a filing on Form 4).

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

Annex D-2

Annex E

List of persons subject to lock-up agreements pursuant to Section 7(m)

1.	Alan R. Hodnik

2.	Robert J. Adams

3.	Deborah A. Amberg

4.	Steven Q. DeVinck

5.	David J. McMillan

6.	Steven W. Morris

7.	Mark A. Schober

8.	Donald W. Stellmaker

9.	Kathryn W. Dindo

10.	Sidney W. Emery, Jr.

11.	George G. Goldfarb

12.	James S. Haines, Jr.

13.	James J. Hoolihan

14.	Heidi E. Jimmerson

15.	Madeleine W. Ludlow

16.	Douglas C. Neve

17.	Leonard C. Rodman

18.	Bruce W. Stender

Annex E